                                                                    EXHIBIT 99.3



                            ADMINISTRATION AGREEMENT

                                      among


                                NELLIE MAE, INC.,
                                as Administrator


                        NELLIE MAE EDUCATION LOAN TRUST,
                                    as Issuer


                               FLEET NATIONAL BANK
                         not in its individual capacity
                           but solely as Owner Trustee


                                       and


                      STATE STREET BANK AND TRUST COMPANY,
                         not in its individual capacity
                         but solely as Indenture Trustee




                            Dated as of June 1, 1996

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                    ARTICLE I

                  SECTION 1.1       Definitions and Usage.....................................................   1

                                   ARTICLE II

                  SECTION 2.1       Duties with Respect to the Basic Documents................................   2
                  SECTION 2.2       Duties with Respect to the Issuer.........................................   3
                  SECTION 2.3       Statements to Certificateholders and Noteholders..........................   4
                  SECTION 2.4       Non-Ministerial Matters...................................................   5
                  SECTION 2.6       Compensation..............................................................   5
                  SECTION 2.7       Administrator Expenses....................................................   5

                                   ARTICLE III

                  SECTION 3.1       Administrator's Certificate...............................................   6
                  SECTION 3.2       Annual Statement as to Compliance; Notice of Default......................   6

                                   ARTICLE IV

                  SECTION 4.2       Liability of Administrator; Indemnities...................................   7
                  SECTION 4.3       Merger or Consolidation of, or Assumption of the Obligations of
                                    Administrator.............................................................   8
                  SECTION 4.4       Limitation on Liability of the Administrator and Others...................   9
                  SECTION 4.5       Administrator May Own Certificates or Notes...............................   9
                  SECTION 4.6       Resignation of Nellie Mae, Inc. as Administrator..........................   9

                                    ARTICLE V

                  SECTION 5.1       Administrator Default.....................................................  10
                  SECTION 5.2       Appointment of Successor..................................................  10
                  SECTION 5.3       Notification to Noteholders and Certificateholders........................  11
                  SECTION 5.4       Waiver of Past Defaults...................................................  11

                                   ARTICLE VI

                  SECTION 6.1       Termination...............................................................  12

                                   ARTICLE VII

                  SECTION 7.1       Protection of Interests in Trust..........................................  12

                                  ARTICLE VIII

                  SECTION 8.1       Independence of the Administrator.........................................  12
                  SECTION 8.2       No Joint Venture..........................................................  12
                  SECTION 8.3       Other Activities of Administrator.........................................  13

                  SECTION 8.4       Powers of Attorney........................................................  13
                  SECTION 8.5       Amendment.................................................................  13
                  SECTION 8.6       Assignment................................................................  14
                  SECTION 8.7       Limitations on Rights of Others...........................................  14
                  SECTION 8.8       Assignment to Indenture Trustee...........................................  14
                  SECTION 8.9       Non-petition Covenants....................................................  14
                  SECTION 8.10      Limitation of Liability of Owner Trustee and Indenture Trustee............  14
                  SECTION 8.11      Governing Law.............................................................  15
                  SECTION 8.12      Headings..................................................................  15
                  SECTION 8.13      Counterparts..............................................................  15
                  SECTION 8.14      Severability..............................................................  15

                            ADMINISTRATION AGREEMENT

         Nellie Mae, Inc. (the "Administrator"), Nellie Mae Education Loan Trust (the "Issuer" or the "Trust"), Fleet National Bank, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), and State Street Bank and Trust Company, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee") agree as follows:

         WHEREAS, the Issuer was created pursuant to a Trust Agreement dated as of June 1, 1996 (the "Trust Agreement") between Nellie Mae Funding Corporation, LLC as Depositor, and Fleet National Bank, as Owner Trustee;

         WHEREAS, the Issuer may issue from time to time, in one or more Series and one or more Classes, Asset-Backed Notes (the "Notes") pursuant to the Master Indenture dated as of June 1, 1996 (the "Indenture"), between the Issuer and the Indenture Trustee and a related Terms Supplement;

         WHEREAS, the Issuer may issue from time to time, in one or more Classes, Asset-Backed Certificates (the "Certificates") pursuant to the Trust Agreement and a related Trust Supplement;

         WHEREAS, the Issuer has entered into or will enter into certain agreements in connection with the issuance of the Notes and the Certificates, including without limitation, the Sales Agreement, the Purchase Agreement, the Servicing Agreement, the Guaranty Agreements, the Indenture and related Terms Supplements, the Trust Agreement and related Trust Supplements and this Administration Agreement (all such agreements being collectively referred to herein as the "Basic Documents");

         WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Indenture Trustee are required to perform certain duties in connection with (a) the Notes and the Trust Estate therefor pledged to the Indenture Trustee pursuant to the Indenture and related Terms Supplements and (b) the Certificates pursuant to the Trust Agreement and related Trust Supplements;

         WHEREAS, pursuant to the Trust Agreement, the Owner Trustee is directed to enter into this Agreement, and the Issuer and the Indenture Trustee desire to enter into this Agreement, in order for the Administrator to perform certain of the duties of the Issuer, the Indenture Trustee and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of the Basic Documents as the Issuer and the Owner Trustee may from time to time request;

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer, the Owner Trustee and the Indenture Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

         SECTION 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Exhibit A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

         SECTION 2.1 Duties with Respect to the Basic Documents. The Administrator shall exercise the duties of the Issuer and the Owner Trustee under the Indenture, each related Terms Supplement, the Trust Agreement and each related Trust Supplement, as set forth below. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture, each related Terms Supplement, the Trust Agreement and any of the other Basic Documents. The Administrator shall prepare for execution, if required, by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture, each related Terms Supplement, the Trust Agreement or any of the other Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action, including but not limited to, such actions as outlined herein, in the related Terms Supplement (references are to sections of the Indenture):

         a. preparing or obtaining the documents and instruments required for authentication of the Notes and delivering the same to the Indenture Trustee (Section 2.3);

         b. preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.14);

         c. obtaining and preserving the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each instrument and agreement included in the Indenture Trust Estate (Section 5.10);

         d. preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 5.3 of the Indenture, necessary to protect the Indenture Trust Estate (Section 5.3 and 5.2);

         e. the delivery by the Issuer of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 5.10 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers' Certificate of the Issuer and certain other statements, in accordance with Section 5.12 of the Indenture, as to compliance with the Indenture (Sections 5.10 and 5.12);

         f. in the event of a Servicer Default, the taking of all reasonable steps available to enforce the Issuer's rights under the Basic Documents in respect of such Servicer Default (Section 5.4);

         g. monitoring the Issuer's obligations as to the satisfaction and discharge of the Indenture and preparation of an Officers' Certificate of the Issuer and obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 10.1);

         h. sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default has occurred and is continuing (Section 7.1) or an Insolvency Event with respect to the Seller has occurred and is continuing (Section 6.5(b));

         i. preparing and, after execution by the Issuer, filing with the Commission, any applicable State agencies and the Indenture Trustee, documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies (Section 8.3);

         j. the preparation of an Issuer Request and Officer's Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 10.3 and 10.4);

         k. the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3);

         l. the preparation of or obtaining of the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Owner Trustee and the Indenture Trustee, respectively (Section 9.6);

         m. the preparation of all Officers' Certificates of the Issuer, and the coordination of obtaining Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer of the Indenture Trustee to take any action under the Indenture (Section 11.10 (a));

         n. the preparation and delivery of Officers' Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.10 (b));

         o. the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to notice provisions (Section 11.5);

         p.       the recording of the Indenture, if applicable (Section 11.13);
                  and

         q. the preparation and delivery of investment instructions to the Indenture Trustee (Section 4.9).

         SECTION 2.2       Duties with Respect to the Issuer.

         A. In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents. Subject to Section 8.1, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Duties of the Administrator with respect to the Financed Loans shall include management of the Financed Loan portfolio, including servicing oversight, audit and review, pre-claims activity and post-default collection activity, which activities shall be performed either by the Administrator or by a third-party contractor selected by the Administrator.

         B. The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner

Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents.

         C. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         SECTION 2.3 Statements to Certificateholders and Noteholders. On each Distribution Date the Administrator will provide instructions as to the payments which will take place on that day including:

         a.       The amount of principal to be prepaid on the Notes;

         b.       The amount of principal to be prepaid on the Certificates;

         c.       The amount of interest to be paid on the Notes;

         d.       The amount of interest to be paid on the Certificates;

         e.       The amount of the Administration Fee if any, to be paid; and

         f. The amount of Servicing fee billed by the Servicer for the preceding month to be transferred to the applicable subaccount within the Administration Account.

         Additionally on the 20th of each month, or the next Business Day if such day is not a Business Day, the Administrator will provide to the Owner Trustee, the Indenture Trustee and the Rating Agencies the following information all as of the preceding month end:

         g.       The aggregate Outstanding principal balance of Notes;

         h.       The aggregate Outstanding Certificate Balance;

         i.       The balance of each Account in the Debt Service Reserve Fund;

         j.       The total Financed Loans outstanding;

         k.       Summary of delinquent Financed Loans;

         l.       The Primary Parity Trigger and the Secondary Parity Trigger;

         m.       The weighted average interest rate on the Financed Loans; and

         n. The aggregate amount of Financed Loans repurchased by the Seller or purchased by the Servicer during the preceding month.

         The Administrator shall also provide instructions for the periodic payment of fees to the Rating Agencies and for the annual payment of fees to and the periodic payment for reimbursement of out-of-pocket expenses incurred by the Indenture Trustee and the Owner Trustee.

         A copy of the statements referred to above may be obtained by any Certificate Owner or Noteholder by a written request to the Owner Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

         SECTION 2.4 Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Rating Agencies and the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

         a.       the amendment of or any supplement to the Indenture;

         b. the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Financed Loans);

         c.       the amendment, change or modification of the Basic Documents;

         d. the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor administrators or successor servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

         e.       the removal of the Indenture Trustee.

         SECTION 2.5 Except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not (1) make any payments to the Noteholders under the Basic Documents, (2) take any other action that the Issuer directs the Administrator not to take on its behalf, (3) in connection with its duties hereunder assume any indemnification obligation of any other person or (4) service the Financed Loans.

         SECTION 2.6 Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled on each Distribution Date to an amount, prior to the date that is one year after the Closing Date, equal to one-twelfth (1/12) of forty hundredths of one percent (0.40%) of the principal of the Financed Loans Outstanding as of the end of the prior month and, thereafter, equal to one-twelfth (1/12) of twenty hundredths of one percent (0.20%) of the principal of the Financed Loans Outstanding as of the end of the prior month, plus in either case all reasonable out-of-pocket expenses (payable in arrears), which shall be solely an obligation of the Issuer.

         SECTION 2.7 Administrator Expenses. The Administrator shall pay all expenses incurred by it in connection with activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Administrator and expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders.

                                   ARTICLE III

         SECTION 3.1       Administrator's Certificate.

         On the Business Day that a payment is made to the Servicer, the Administrator shall deliver to the Indenture Trustee an Officer's Certificate of the Administrator containing all information necessary for the Indenture Trustee to pay the Servicer on such date.

         SECTION 3.2 Annual Statement as to Compliance; Notice of Default.

         A. The Administrator shall deliver to the Owner Trustee and the Indenture Trustee on or before 120 days after the end of the fiscal year of the Administrator, an Officer's Certificate of the Administrator dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Administrator during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 1996) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled its obligations in all material respects under this Agreement and throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officers' Certificate to the Rating Agencies. A copy of each such Officers' Certificate may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Owner Trustee that such person is one of the foregoing parties. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish to the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

         B. The Administrator shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default.

                                   ARTICLE IV

         SECTION 4.1 Representations of Administrator. Nellie Mae, Inc., as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Financed Loans. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Financed Loans to the Owner Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         A. Organization and Good Standing. The Administrator is duly organized and validly existing with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         B. Power and Authority. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

         C. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Administrator enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         D. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

         E. No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement or of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer, the Notes or the Certificates.

         F. All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have been duly obtained, affected or given and are in full force and effect.

         SECTION 4.2 Liability of Administrator; Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

         The Administrator shall indemnify, defend and hold harmless the Issuer, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

         The Administrator shall indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under the Indenture and the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Administrator shall indemnify the Owner Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liability, claims, damages, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as trustee) or expense (including attorneys' fees) incurred by the Owner Trustee in connection with the performance of its duties under the Trust Agreement and the other Basic Documents provided, however, that neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee's own willful misconduct, negligence or bad faith.

         The Owner Trustee shall notify the Administrator promptly of any claim for which it may seek indemnity. Failure by the Owner Trustee to so notify the Administrator shall not relieve the Administrator of its obligations hereunder and under the other Basic Documents. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Owner Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Owner Trustee and the Administrator in conducting the defense of such claim, the Owner Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.

         For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 4.3) as Administrator pursuant to Section 5.1, or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 5.2.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such person shall promptly repay such amounts to the Administrator, without interest.

         SECTION 4.3 Merger or Consolidation of, or Assumption of the Obligations of Administrator. Any person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than Nellie Mae, Inc. or an Affiliate, executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Administrator, if other than Nellie Mae, Inc. or an Affiliate, shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agencies shall have been satisfied with respect to such transaction, (iv) unless Nellie Mae, Inc. or an Affiliate is the surviving entity, such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Certificateholders and (v) unless Nellie Mae, Inc. or an Affiliate is the surviving entity, the Administrator shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Trust Estate and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Anything in this Section 4.3 to the contrary notwithstanding, the Administrator may at any time assign its rights, obligations and duties under this Agreement to an Affiliate provided that the Rating Agencies confirm that such assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes and the Certificates.

         SECTION 4.4 Limitation on Liability of the Administrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, or to the Indenture Trustee or the Owner Trustee except as provided under this Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that these provisions shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any person respecting any matters arising hereunder.

         Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Loans and the Trust in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

         SECTION 4.5 Administrator May Own Certificates or Notes. The Administrator and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

         SECTION 4.6 Resignation of Nellie Mae, Inc. as Administrator. Nellie Mae, Inc. may resign from the obligations and duties imposed on it as Administrator under this Agreement only in accordance with this Section 4.6. Nellie Mae shall provide written notice of its intention to resign to the Owner Trustee and the Indenture Trustee at the least 120 days prior to effective time of the resignation and such written notice shall be confirmed in writing at the earliest practicable time; provided, however, no such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Nellie Mae, Inc. in accordance with Section 5.2 hereof. Anything in this Section 4.6 to the contrary notwithstanding, the Administrator may resign at any time subsequent to the assignment of its duties and obligations hereunder pursuant to Section 4.3.

                                    ARTICLE V

         SECTION 5.1 Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

         A. any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Funds and Accounts which failure continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Owner Trustee or after discovery of such failure by an officer of the Administrator; or

         B. any failure by the Administrator duly to observe or to perform in any material respect any other covenant or agreement of the Administrator set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or Certificateholders and
                  (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the sale to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Owner Trustee or
                  (B) to the Administrator, the Indenture Trustee and the Owner Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding amount of the Notes or 25% of the Outstanding Certificate Balance (including any Certificates owned by the Seller); or

         C.       an Insolvency Event occurs with respect to the Administrator;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee, Owner Trustee or the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes shall give written notice to the Administrator of such Administrator Default and the Indenture Trustee and the Owner Trustee, may then terminate all the rights and obligations (other than the obligations set forth in Section 4.2) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Certificates, the Financed Loans or otherwise, shall, without further action, pay to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under
Section 5.2; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

         SECTION 5.2       Appointment of Successor.

         A. Upon receipt by the Administrator of notice of termination pursuant to Section 5.1, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the date 120 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement. In the event of the termination or resignation hereunder of the Administrator, the Issuer shall appoint a successor Administrator acceptable to the Owner Trustee and the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement.

         B. Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator), shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading or withdrawal of any rating on the Notes or the Certificates by either Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

         C. The Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the other Basic Documents.

         SECTION 5.3 Notification to Noteholders and Certificateholders. Upon any termination or resignation of, or appointment of a successor to, the Administrator pursuant to this Article V, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

         SECTION 5.4 Waiver of Past Defaults. The Noteholders evidencing a majority of the Outstanding Amount of the Notes (or the Certificateholders evidencing a majority of the Outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Funds and Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE VI

         SECTION 6.1       Termination.

         A. Sale of Trust Assets. Upon any sale of the assets of the Trust, including pursuant to Section 9.2 of the Trust Agreement, the Administrator shall instruct the Indenture Trustee in writing to deposit the net proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made in the Revenue Fund. On the first Distribution Date following the date on which such funds are deposited in the Revenue Fund, the Administrator shall instruct the Indenture Trustee and the Owner Trustee to make the distributions set forth in the Indenture and the Trust Supplement.

                                   ARTICLE VII

         SECTION 7.1       Protection of Interests in Trust.

         A. The Administrator shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Owner Trustee and the Indenture Trustee in the Financed Loans and in the proceeds thereof. The Administrator shall deliver to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         B. The Administrator shall monitor the Seller and the Servicer regarding any change in name, identity or corporate structure in any manner that would, could or night make any financing statement or continuation statement filed in accordance with paragraph A above seriously misleading within the meaning of Section 9-402(7) of the UCC. The Administrator shall give the Owner Trustee and the Indenture Trustee written notice and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

         C. The Administrator shall monitor the Seller and the Servicer regarding any relocation of their principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.

         D. The Administrator shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                                  ARTICLE VIII

         SECTION 8.1 Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         SECTION 8.2 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         SECTION 8.3 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         SECTION 8.4 Powers of Attorney. The Owner Trustee and the Indenture Trustee shall upon the written request of the Administrator furnish the Administrator with any powers of attorney and other documents reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder.

         SECTION 8.5 Amendment. This Agreement (other than Sections 2.1 and 2.2) may be amended by the Administrator, the Owner Trustee and the Indenture Trustee, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         Sections 2.1 and 2.2 may be amended from time to time by a written amendment duly executed and delivered by the Owner Trustee, the Indenture Trustee and the Administrator, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of such Article; provided that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder.

         This Agreement (other than Sections 2.1 and 2.2) may also be amended from time to time by the Administrator, the Indenture Trustee and the Owner Trustee, and Sections 2.1 and 2.2 may also be amended by the Owner Trustee, the Administrator and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding amount of the Notes and the consent of the Certificateholders of Certificates evidencing a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all Noteholders and Certificateholders.

         Promptly after the execution of any such amendment (or, in the case of the Rating Agencies, fifteen days prior thereto), the Owner Trustee shall furnish written notification of the substance off such amendment to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 4.3 and 4.6 of this Agreement, this Agreement may not be assigned by the Administrator. This Agreement may be assigned by the Owner Trustee only to its permitted successor pursuant to the Trust Agreement.

         SECTION 8.7 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Issuer, the Indenture Trustee and the Owner Trustee and for the benefit of the Certificateholders and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 8.8 Assignment to Indenture Trustee. The Administrator hereby acknowledges and consents to any grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Financed Loans and the assignment of any or all of the Issuer's rights and obligations under this Agreement and the Sales Agreement to the Indenture Trustee. The Administrator shall inform the Servicer of the assignment by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholder of any and all of the Issuer's rights and obligations under this Agreement and under the Servicing Agreement.

         SECTION 8.9       Non-petition Covenants.

         A. Notwithstanding any prior termination of this Agreement, the Administrator shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         B. Notwithstanding any prior termination of this Agreement, the Administrator, the Issuer and the Owner Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 8.10 Limitation of Liability of Owner Trustee and Indenture Trustee.

         A. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Fleet National Bank not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Fleet National Bank in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         B. Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by State Street Bank and Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall State Street Bank and Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 8.11 Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 8.12 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         SECTION 8.13 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the some agreement.

         SECTION 8.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, shareholder, officer, employee or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 NELLIE MAE EDUCATION LOAN TRUST

                                 By Fleet National Bank, not in its Individual capacity but solely as Owner Trustee,

                                 By:_____________________________________

                                 Name:___________________________________

                                 Title:__________________________________

                                    NELLIE MAE, INC., as Administrator

                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                    FLEET NATIONAL BANK,
                                    not in its individual capacity but
                                    solely as Owner Trustee

                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________


                                    STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________